Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Weststar Financial Services Corporation:

We consent to the incorporation by reference in the registration statements No. 333-145500 and No. 333-91052 on Form S-8 of our report dated April 13, 2010 with respect to the consolidated financial statements of Weststar Financial Services Corporation which report appears in this Annual Report on Form 10-K of Weststar Financial Services Corporation for the year ended December 31, 2009.

Charlotte, North Carolina
April 13, 2010